PRESS RELEASE	SOURCE: First Trust Advisors L.P.

First Trust Advisors Announces Proposed Reorganization of Four First Trust Advised Closed-End Funds into Three abrdn Advised Closed-End Funds

WHEATON, IL – (BUSINESS WIRE) – October 23, 2023 – First Trust Advisors L.P. (“FTA”) announced today that the Board of Trustees of each of the Acquired Funds, listed below, approved the proposed reorganization of the Acquired Fund into the respective Acquiring Fund (the “Reorganizations”).

Acquired Fund	Acquiring Fund
Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund (“MFD”)	abrdn Global Infrastructure Income Fund (“ASGI”)
First Trust High Income Long/Short Fund (“FSD”)	abrdn Income Credit Strategies Fund (“ACP”)
First Trust/abrdn Global Opportunity Income Fund (“FAM”)
First Trust Specialty Finance and Financial Opportunities Fund (“FGB”)	abrdn Total Dynamic Dividend Fund (“AOD”)

Following the Reorganizations, shareholders of each Acquired Fund will receive shares of the respective Acquiring Fund with an aggregate net asset value equal to the aggregate net asset value of the Acquired Fund shares held by them. Each Acquired Fund Board believes that the applicable Reorganization is in the best interest of the Acquired Fund. Each Reorganization is intended to be treated as tax-free reorganization for U.S. federal income tax purposes.

Shareholders of each Acquired Fund will be asked to approve the applicable Reorganization at a special meeting of such Acquired Fund’s shareholders, currently targeted for February 2024 (each a “Meeting”). The Board of Trustees of each Acquired Fund has fixed the close of business on October 23, 2023 as the record date for the determination of shareholders entitled to vote at each Meeting and at any adjournment of a Meeting.

It is currently expected that each Reorganization will be completed in the first quarter of 2024 subject to (i) approval of the Reorganization by the respective Acquired Fund shareholders, (ii) for the FSD and FAM Reorganizations, approval by ACP shareholders of the issuance of shares by ACP, and (iii) the satisfaction of customary closing conditions. Each Reorganization is a separate transaction, and no Reorganization is contingent upon any other Reorganization.

Additional information regarding the Reorganizations will be presented in a proxy statement/prospectus to be sent to each Acquired Fund’s shareholders (each, a “Proxy Statement/Prospectus”). As noted above, shareholders of each Acquired Fund will be asked to vote on the Reorganization of their Fund into the respective Acquiring Fund.

Registration Statements containing each Proxy Statement/Prospectus have yet to be filed with the U.S. Securities and Exchange Commission (the “SEC”). After the Registration Statements are filed with the SEC, each may be amended or withdrawn. A Proxy Statement/Prospectus will not be distributed to shareholders of an Acquired Fund unless and until a Registration Statement containing the Proxy Statement/Prospectus is declared effective by the SEC.

Important Information

FTA is a federally registered investment advisor and serves as the investment advisor of each Acquired Fund. FTA and its affiliate First Trust Portfolios L.P. (“FTP”), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $195 billion as of September 30, 2023 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

In the United States, abrdn is the marketing name for the following affiliated, registered investment advisers: abrdn Inc., abrdn Investments Limited, abrdn Asia Limited, abrdn Private Equity (Europe) Limited and abrdn ETFs Advisors LLC.

The information in this press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. However, the Funds, FTA, abrdn and certain of their respective directors/trustees, officers and affiliates may be deemed under the rules of the SEC to be participants in the solicitation of proxies from shareholders in connection with the proposed Reorganizations discussed herein. Information about the directors/trustees and officers of the Funds may be found in their respective annual reports previously filed with the SEC.

In connection with the proposed Reorganizations, the Funds plan to file with the SEC one or more Proxy Statement/Prospectuses, and ACP plans to file a proxy statement. When the Proxy Statement/Prospectuses or proxy statements, as the case may be, become available, shareholders are advised to read these materials because they will contain important information about the proposed Reorganizations and related matters. The Proxy Statement/Prospectuses and proxy statements, when available, will be available for free at the SEC’s website www.sec.gov.

Closed-end funds are traded on the secondary market through one of the stock exchanges. The Funds’ investment return and principal value will fluctuate so that an investor’s shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) the net asset value (NAV) of the fund’s portfolio. There is no assurance that any Fund will achieve its investment objective(s). Past performance does not guarantee future results.

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CONTACT: Dan Lindquist – (630) 517-8692

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CONTACT: Chris Fallow – (630) 517-7628

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CONTACT: Jim Dykas – (630) 517-7665

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SOURCE: First Trust Advisors L.P.